UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report: November 25, 2003

Exact Name of Registrant as Specified in Its Charter	Commission File Number	I.R.S. Employer Identification No.
Hawaiian Electric Industries, Inc.	1-8503	99-0208097
Hawaiian Electric Company, Inc.	1-4955	99-0040500

State of Hawaii

(State or other jurisdiction of incorporation)

900 Richards Street, Honolulu, Hawaii 93813

(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code:

(808) 543-5662—Hawaiian Electric Industries, Inc. (HEI)

(808) 543-7771—Hawaiian Electric Company, Inc. (HECO)

None

(Former name or former address, if changed since last report.)

Item 5. Other Events

On November 25, 2003, HEI issued the following news release:

HAWAIIAN ELECTRIC INDUSTRIES, INC. TO WEBCAST AND TELECONFERENCE FINANCIAL ANALYST PRESENTATION ON TUESDAY, DECEMBER 2, 2003

HONOLULU — Hawaiian Electric Industries, Inc. (NYSE—HE) today announced that its Tuesday, December 2, 2003, financial analyst presentation in New York will be broadcast live on its website and via teleconference beginning at approximately 12:45 p.m. EST. The event can be accessed through HEI’s website at http://www.hei.com or by dialing (913) 981-5543 for the teleconference call.

An online replay will be available at the same website beginning about two hours after the event and continuing through Tuesday, December 16, 2003. Replays of the teleconference call will also be available approximately two hours after the event through Tuesday, December 16, 2003, by dialing (888) 203-1112, pass code: 301916.

HEI strives to provide value to its shareholders, its customers and the Hawaii community through a unique combination of operating companies – a utility and a bank. HEI provides electric utility services to 95% of Hawaii’s residents and a wide array of banking services to consumers and businesses through the state’s third largest bank.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrants have duly caused this report to be signed on their behalf by the undersigned thereunto duly authorized. The signature of the undersigned companies shall be deemed to relate only to matters having reference to such companies and any subsidiaries thereof.

HAWAIIAN ELECTRIC INDUSTRIES, INC.	HAWAIIAN ELECTRIC COMPANY, INC.
(Registrant)	(Registrant)

/s/ CURTIS Y. HARADA	/s/ ERNEST T. SHIRAKI
Curtis Y. Harada	Ernest T. Shiraki
Controller	Controller
(Chief Accounting Officer of HEI)	(Chief Accounting Officer of HECO)

Date: November 25, 2003	Date: November 25, 2003

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